UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LINDOWS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	33-0976700 (I.R.S. Employer Identification No.)

9333 Genesee Avenue, 3rd Floor San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-114614

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $0.0001 per share (“Common Stock”), of Lindows, Inc., a Delaware corporation (“Lindows”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of Lindows’ Registration Statement on Form S-1 (File No. 333-114614) initially filed with the Securities and Exchange Commission on April 20, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation to be in effect upon the closing of this offering.

3.2(1)	Restated Bylaws to be in effect upon the closing of this offering.

3.3(1)	Amended and Restated Certificate of Incorporation, dated as of October 16, 2001.

3.4(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of March 4, 2004.

3.5(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of July 16, 2004.

3.6(1)	Bylaws, dated as of September 25, 2001.

4.1	Form of Common Stock Certificate.

(1)	Incorporated by reference to Lindows’ Registration Statement on Form S-1 (File No. 333-114614).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LINDOWS, INC.
Dated: July 29, 2004	By:	/s/ Kevin B. Carmony
		Name:	Kevin B. Carmony
		Title:	President & Chief Operating Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation to be in effect upon the closing of this offering.

3.2(1)	Restated Bylaws to be in effect upon the closing of this offering.

3.3(1)	Amended and Restated Certificate of Incorporation, dated as of October 16, 2001.

3.4(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of March 4, 2004.

3.5(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of July 16, 2004.

3.6(1)	Bylaws, dated as of September 25, 2001.

4.1	Form of Common Stock Certificate.

(1)	Incorporated by reference to Lindows’ Registration Statement on Form S-1 (File No. 333-114614).